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                                                                 Exhibit 99.5

June 4, 2002


To whom it may concern:

The undersigned, Joseph J. Flannery, hereby consents to being named as a designee to be elected as a director of the registrant in the Registration Statement on Form S-4 of MeriStar Hotels & Resorts, Inc. relating to the proposed merger between MeriStar and Interstate Hotels Corporation, all prospectuses related thereto and all subsequent amendments thereto.


                                        Yours sincerely,

                                        /s/ Joseph J. Flannery
                                        ------------------------------
                                        Joseph J. Flannery